UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

IAA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38580	83-1030538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center, Suite 500 Westchester, Illinois	60154
(Address of principal executive offices)	(Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Employment Agreements

On July 29, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of IAA, Inc. (the “Company”) approved and adopted a form of employment agreement (the “Employment Agreement”) to be entered into between the Company and each of John W. Kett, President and Chief Executive Officer; Vance C. Johnston, Executive Vice President, Chief Financial Officer and Treasurer; Tim O’Day, President of U.S. Operations; Sidney Peryar, Executive Vice President, Chief Legal Officer & Secretary and Maju P. Abraham, Senior Vice President and Chief Information Officer (collectively, the “Named Executives”).

The material terms of the Employment Agreement for each Named Executive are summarized below.

Term. The Employment Agreement for each Named Executive has an initial three-year term which will automatically renew for additional successive one-year terms unless either the Company or any Named Executive gives notice of non-renewal within sixty days prior to the end of any applicable term.

Base Salary and Bonus. The Employment Agreement for each Named Executive entitles the Named Executive to receive a minimum annual base salary amount and target annual incentive bonus amount. Each Named Executive’s base salary and target annual incentive amount remains the same as currently in effect, as no Named Executive received any increases in connection with entering into the Employment Agreement.

Equity Awards. Each Named Executive is eligible to participate in the Company’s 2019 Omnibus Stock and Incentive Plan (the “Plan”). Any grants made to the Named Executives under the Plan will be determined by the Committee in its discretion.

Other Benefits. Each Named Executive is eligible to participate in the benefit plans and programs generally available to the Company’s executive officers. Each Named Executive will also be entitled to an annual automobile allowance on the same terms as currently in effect, up to $3,500 annually for an annual executive physical, and reimbursement for the costs of an identity theft protection plan.

Severance Terms. If the Company terminates a Named Executive’s employment without cause, provides notice that a Named Executive’s Employment Agreement will not be extended or further extended, or if a Named Executive terminates his employment for good reason (each, a “Qualifying Termination”), he will be entitled to receive: (i) a severance payment equal to a multiple of his base salary then in effect plus his target annual bonus for the year of termination, payable in substantially equal installments over the applicable severance period, (ii) payment of a pro-rata portion of any annual bonus actually earned for the year of termination, and (iii) reimbursement of premiums to continue benefits coverage under COBRA for up to 18 months (or 12 months in the case of Mr. Abraham). The severance multiple for Mr. Kett is two, the severance multiple for Mr. Abraham is one, and the severance multiple for the other Named Executives is one and one half.

If, within two years following a change in control of the Company (which has the same meaning as in the Plan), a Named Executive experiences a Qualifying Termination, each Named Executive’s severance multiple is increased and all of the Named Executive’s outstanding and unvested equity awards granted under the Plan will receive full accelerated vesting (with any in-progress performance-based awards to vest at a minimum of the target performance level). Mr. Abraham’s COBRA benefits period will also cover up to 18 months instead of 12 months. The change in control severance multiple for Mr. Kett is three, the change in control severance multiple for Mr. Abraham is one and one half, and the change in control severance multiple for the other Named Executives is two and one half.

Each Named Executive’s receipt of the severance benefits described above is subject to his execution of a release of claims in favor of the Company and compliance with the noncompetition, nonsolicitation, ownership of work product and nondisclosure restrictions contained in his Employment Agreement.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Indemnification Agreement

On July 29, 2019, the Board of Directors approved and adopted a form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and each member of the Board of Directors and each officer (as such term is defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended) of the Company (each, an “indemnitee”). The Company anticipates that it will enter into substantially similar Indemnification Agreements with any new directors and officers.

The Indemnification Agreement requires the Company to indemnify the indemnitee, to the fullest extent permitted by applicable law and subject to certain conditions and exceptions specified in the Indemnification Agreement, for certain expenses, including attorneys’ fees, and certain other amounts in the circumstances provided for in the Indemnification Agreement (including judgments, fines and amounts paid in settlement), in each case actually and reasonably incurred by the indemnitee or on its behalf in any covered proceeding arising out of such indemnitee’s service to the Company or any other company or enterprise to which service is or was provided by the indemnitee at the Company’s request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law, subject to the indemnitee’s obligation to repay such expenses in the event it is ultimately determined that the indemnitee is not entitled to be indemnified for such expenses. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Company’s certificate of incorporation or bylaws, or otherwise.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAA, INC.

Date: August 2, 2019	By:	/s/ Vance C. Johnston
	Name:	Vance C. Johnston
	Title:	Executive Vice President and Chief Financial Officer